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                                                                      EXHIBIT 12

                   STATEMENT REGARDING COMPUTATION OF RATIOS
                                 (IN THOUSANDS)
                                GLOBALSTAR, L.P.
                 DEFICIENCY OF EARNINGS TO COVER FIXED CHARGES

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
                                                  NINE MONTHS           NINE MONTHS
                                                     ENDED                 ENDED              YEAR ENDED
                                               SEPTEMBER 30, 1997    SEPTEMBER 30, 1996    DECEMBER 31, 1996
                                               ------------------    ------------------    -----------------
Net loss....................................       $  (51,814)            $(38,747)            $ (54,646)
Capitalized.................................          (60,747)              (6,735)              (10,157)
Dividends on Redeemable Preferred
  Partnership Interests.....................          (15,901)             (12,019)              (17,323)
                                                     --------            ---------
Deficiency of earnings to cover fixed
  charges...................................       $ (128,462)            $(57,501)            $ (82,126)
                                                     ========            =========
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